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Exhibit 23.3

CONSENT OF INDEPENDENT AUDITORS

        We hereby consent to the inclusion of our report dated January 5, 2004 on the financial statements of Iroquois Bio-Energy Company, LLC as of November 30, 2003 and 2002 and for the years ended November 30, 2003 and 2002 and the period from inception to November 30, 2003 in the Post-Effective Amendment No. 2 to Form SB-2 Registration Statement of Iroquois Bio-Energy Company, LLC dated on or about June 28, 2004 and to the reference to our firm under the caption "Experts" in the Prospectus included therein.

                      /s/ Boulay, Heutmaker, Zibell & Co. P.L.L.P
                           Certified Public Accountants

Minneapolis, Minnesota
June 28, 2004

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  Exhibit 23.3
CONSENT OF INDEPENDENT AUDITORS